AMENDMENT NO. ONE TO LOAN AGREEMENT


                This Amendment No. One (the "Amendment") dated as of December 16, 1994, is between Bank of America National Trust and Savings Association (the "Bank") and Amplicon, Inc. (the "Borrower").



                                RECITALS

               A. The Bank and the Borrower entered into a certain Loan Agreement dated as of August 12, 1993 (the "Agreement").

                B. The Bank and the Borrower desire to amend the Agreement.


                                AGREEMENT

                1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

                2. Amendments. The Agreement is hereby amended as follows:

                2.1 Paragraph 1.2 is amended by substituting the date "December 31, 1996" for the date "December 31, 1994" appearing therein.

               2.2 Paragraph 1.4 (b) is amended by substituting the date "April 1, 1997" for the date "April 1, 1995" appearing therein and by substituting the date "December 31, 1997" for the date "December 31, 1995" appearing therein.

               2.3  The following Paragraph 7.2(h) is hereby added to the
Agreement:

                "(h) Within 100 days of the Borrower's 1995 fiscal year end, a financial forecast for the next two fiscal years to include a balance sheet, income and expense information, and cash flow, along with the underlying assumptions in the format previously provided to Bank.

                     2.4 Paragraph 7.3 is hereby amended in full to read as follows:

                "7.3 Tangible Net Worth. To maintain on a consolidated basis tangible net worth equal to at least Seventy Five Million Dollars ($75,000,000) from September 30, 1994, increasing on a cumulative basis on the first day of each calendar quarter, commencing April 1, 1995 by an amount equal to 50% of the positive net income for previous calendar quarter."

                3. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement, and (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers, and (d) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound.

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                4.    Conditions.  This Amendment will be effective when
the Bank receives the following items, in form and content acceptable to the Bank:

               4.1  This Amendment executed by the Borrower.

               5. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

                This Amendment is executed as of the date stated at the beginning of this Amendment.


                              BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION




                              By:  Deborah L. Miller /s/
                                   Deborah L. Miller

                              Title:    Vice President



                              AMPLICON, INC.




                              By:  Patrick E. Paddon /s/
                                   Patrick E. Paddon

                              Title:  President and Chief Executive Officer




                              By:  Glen T. Tsuma  /s/
                                   Glen T. Tsuma

                              Title: Vice President and Chief
                                     Operating Officer